4.3 Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional, and Other Special Rights and The Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of Series B Preferred Stock.

                            HYPERDYNAMICS CORPORATION

       CERTIFICATE OF DESIGNATION, NUMBER, POWERS, PREFERENCES AND RELATIVE,
            PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
        QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING
                   CHARACTERISTICS OF SERIES B PREFERRED STOCK

     The undersigned President and Secretary of this Corporation hereby certify that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it has adopted the following resolutions creating a Series B Preferred Stock:

     RESOLVED, that two-thousand seven-hundred twenty-five (2,725) of the twenty million (20,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series B Preferred Stock (the "Series B Preferred Stock") and shall possess the rights and privileges set forth below:

A.   Values  and  Seniority.
     ----------------------

1. Each share of Series B Preferred Stock shall have $.001 par value and a stated value (face amount) of One Thousand Dollars ($1,000.00) (the "Stated Value").

2. The Series B Preferred Stock shall be offered at a purchase price of One Thousand Dollars ($1,000.00) per share in cash or in-kind.

3. Certificates representing the shares of Series B Preferred Stock purchased shall be issued by the Corporation to the purchasers immediately upon the delivery of the consideration therefore to the Corporation.

4.   Series  B  Preferred  Stock is junior in all respects to Series A Preferred
     Stock.

B.   Dividends.
     ----------

1. Amount and Payment of Dividend. Subject to the limitations hereinafter set forth, the holders of Series B Preferred Stock shall be entitled to receive dividends at the rate of four percent (4%) per annum of the original issue price thereof of One Thousand and No/100 Dollars ($1,000.00) per share, and no more, payable only at the time such shares are converted pursuant to Section D hereof. Such dividends may be paid in cash or in shares of Common Stock of the Corporation as determined by the Corporation in its sole discretion; provided, however, no fractional shares of either security may be issued for dividends, any fractional shares will be rounded to the nearest whole share, and provided further that if any such dividend is paid in whole or in part by shares of Common Stock, the number of shares of such security to be issued as a stock dividend shall be determined by the Market Value (as defined in Section I below) of a share of Common Stock as of the last day of the period for such stock dividend. Any shares of Series B Preferred Stock issued after the date hereof shall accrue dividends from the later of the date of full payment therefor by the purchaser of such shares or issuance thereof by the Corporation.

2. Cumulative Rights. To the extent, if any, that dividends at the rate set forth in Section B(1) above shall not be paid or set apart in full for the Series B Preferred Stock, the aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase any of its Common Stock or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Series B Preferred Stock (other than (i) a dividend payable in Common Stock, or (ii) by conversion into or exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends).

3. No Interest on Accrued Dividends. Any accumulations of dividends on the Series B Preferred Stock shall not bear interest.

C.   Liquidation  Preference.

1. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of the Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the Series B Preferred Stock, but after the payment of the liquidation preference of Series A Preferred Stock, an amount per share equal to the Stated Value. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series A Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series B Preferred Stock and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series B Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall share rat ably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series B Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

2. A merger or consolidation of the Corporation with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Corporation.

D. Conversion of Series B Preferred Stock. The holders of Series B Preferred Stock shall have the following conversion rights:

1. Right to Convert. Series B Preferred Stock shall be convertible at any time into common stock of the Corporation at the Conversion Price of:

     the  lesser  of

     a)  $0.135  per  share  of  common  stock  of  the  Corporation,  or

     b) 50% of the closing bid price for the Company's common stock on the day of conversion.

2. Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock shall provide notice ("Conversion Notice") and properly endorsed certificates of Series B Preferred Stock to the Corporation. The date upon which the Conversion Notice and properly endorsed certificates are received by the Corporation, shall be the record date for the conversion.

3. No Fractional Shares. No fractional shares of common stock will be issued upon conversion. Fractional shares shall be disregarded when issuing shares of Common Stock upon conversion.

4. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such a number of shares as shall be sufficient for such purpose.

5.   Adjustment  to  Conversion  Price.

     (a) If, prior to the conversion of all shares of Series B Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

     (b) If, prior to the conversion of all shares of Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series B Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Series B Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series B Preferred Stock may be entitled to purchase.

E. Voting. Each share of Series B Preferred Stock shall have the voting power equivalent to 7,408 shares of common stock, and may vote on any matter that common stock may vote on. The Corporation shall provide holders of the Series B Preferred Stock ("Holders") with notification of any meeting of the common stock shareholders regarding any major corporate events affecting the Corporation. In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holders, at least ten
(10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. To the extent that, under Delaware law, the vote of the Holders, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under Delaware law) shall constitute the approval of such action by the class. The Holders also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

F. Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred
Stock:

          (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock;

          (b) create any new class or series of stock or issue any capital stock senior to or having a preference over or parity with the Series B Preferred Stock with respect to dividends, payments upon Liquidation (as provided for in Section B of this Designation) or redemption, or increase the number of authorized shares of Series B Preferred Stock or change the Stated Value thereof;

          (c) do any act or thing not authorized or contemplated by this Designation Certificate which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

          (d) enter into a merger in which the Corporation is not the surviving corporation; provided, however, that the provisions of this subparagraph
     (d) shall not be applicable to any such merger if the authorized capital stock of the surviving corporation immediately after such merger shall include only classes or series of stock for which no such consent or vote would have been required pursuant to this section if such class or series had been authorized by the Corporation immediately prior to such merger or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized prior to such merger and continuing as an authorized class after the time thereof.

G. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted as contemplated by this Designation, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Series B Preferred Stock.

H. Taxes. All shares of Common Stock issued upon conversion of Series B Preferred Stock will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable. The Corporation shall adjust the amount of dividends paid or accrued so as to indemnify the holders of Preferred Stock against any withholding or similar tax in respect of such dividends.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series B Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions the Delaware General Corporation Law.

Signed  on  _______________  _____,  2001.

               HYPERDYNAMICS  CORPORATION


               By:  _________________________________
                         Kent  Watts,  President


Attest:
By:  __________________________________
Lewis  Ball,  Secretary

THE  STATE  OF  TEXAS
COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared Kent Watts, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of office this ________day of ___________________ 2001.



                 ___________________________________________
                                                    NOTARY  PUBLIC  IN  AND  FOR
                                                    THE  STATE  OF  TEXAS

MY  COMMISSION  EXPIRES  ON  _____________________



THE  STATE  OF  TEXAS
COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared Lewis Ball, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of office this ________day of ___________________ 2001.



                 ___________________________________________
                                                    NOTARY  PUBLIC  IN  AND  FOR
                                                    THE  STATE  OF  TEXAS

MY  COMMISSION  EXPIRES  ON  _____________________